UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

ACCURAY INCORPORATED

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace

Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 5, 2011, Accuray issued a press release announcing its financial results for the quarter ended March 31, 2011, which release included the following information.

For the third quarter of fiscal 2011, Accuray reported total revenue of $54.7 million, an increase of five percent from total revenue of $51.9 million during the third quarter of fiscal 2010. Total revenue during the third quarter of fiscal 2011 included $0.2 million of previously deferred revenue for systems sold with legacy Platinum service agreements, compared to $2.1 million in the third quarter of fiscal 2010.

Net loss for the third quarter of fiscal 2011 was $1.2 million, or $0.02 per share, compared to net income of $2.3 million, or $0.04 per share, during the same period last year. The net loss was attributable to approximately $2.6 million in costs associated with the pending acquisition of TomoTherapy.

Orders to backlog totaled $58.5 million during the third quarter: $43.2 million for systems and $15.3 million for service. System backlog totaled $158.5 million at the end of the third quarter, comparable to the previous quarter and a 27 percent increase from the same quarter last year. Service backlog totaled $243.5 million at the end of the third quarter, comparable to the previous quarter and an 18 percent increase from the same quarter last year. Total backlog was $413.4 million at the end of the third quarter, comparable to and up 18 percent, respectively, from the prior quarter and the third quarter last year.

During the third quarter, 13 orders for CyberKnife® Robotic Radiosurgery Systems were added to backlog, two orders were cancelled by customers, and one order aged beyond two and a half years and is no longer reported in backlog.

During the third quarter, 13 CyberKnife Systems were shipped and four were installed, increasing the worldwide CyberKnife installed base to 226 systems.

Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2011	2010	2011	2010

Net revenue:
Products	$35,249	$33,783	$88,915	$99,815
Shared ownership programs	335	484	1,856	1,421
Services	18,253	17,545	54,833	57,887
Other	910	128	1,457	714
Total net revenue	54,747	51,940	147,061	159,837
Cost of revenue:
Cost of products	14,114	14,430	34,508	46,638
Cost of shared ownership programs	85	228	379	877
Cost of services	12,152	11,806	35,397	38,859
Cost of other	1,083	100	1,761	503
Total cost of revenue	27,434	26,564	72,045	86,877
Gross profit	27,313	25,376	75,016	72,960
Operating expenses:
Selling and marketing	8,127	7,179	23,874	25,891
Research and development	9,291	7,719	26,651	23,150
General and administrative	10,421	7,719	27,461	27,079
Total operating expenses	27,839	22,617	77,986	76,120
Income (loss) from operations	(526)	2,759	(2,970)	(3,160)
Other income (loss), net	22	(227)	2,314	684
Income (loss) before provision for (benefit from) income taxes	(504)	2,532	(656)	(2,476)
Provision for (benefit from) income taxes	656	260	1,046	(297)
Net income (loss)	$(1,160)	$2,272	$(1,702)	$(2,179)
Net income (loss) per share:
Basic net income (loss) per share	$(0.02)	$0.04	$(0.03)	$(0.04)
Weighted average common shares used in computing basic net income (loss) per share	59,960	57,851	59,298	57,352
Diluted net income (loss) per share	$(0.02)	$0.04	$(0.03)	$(0.04)
Weighted average common shares used in computing diluted net income (loss) per share	59,960	60,470	59,298	57,352

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 31,	June 30,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$57,332	$45,434
Restricted cash	22	22
Short-term available-for-sale securities	85,603	99,881
Accounts receivable, net of allowance for doubtful accounts of $225 and $115 at March 31, 2011 and June 30, 2010, respectively	44,871	37,955
Inventories	34,408	28,186
Prepaid expenses and other current assets	9,150	19,356
Deferred cost of revenue—current	5,131	7,889
Total current assets	236,517	238,723
Deferred cost of revenue—noncurrent	2,193	3,213
Property and equipment, net	16,514	14,684
Goodwill	4,495	4,495
Intangible assets, net	194	388
Other assets	1,816	1,681
Total assets	$261,729	$263,184
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,873	$10,317
Accrued compensation	9,941	10,786
Other accrued liabilities	7,881	10,669
Customer advances	13,484	12,884
Deferred revenue—current	35,626	42,019
Total current liabilities	76,805	86,675
Long-term other liabilities	999	1,059
Deferred revenue—noncurrent	4,655	5,374
Total liabilities	82,459	93,108
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 62,291,644 and 60,666,974 shares at March 31, 2011 and June 30, 2010, respectively; outstanding: 60,151,626 and 58,526,956 shares at March 31, 2011 and June 30, 2010, respectively	60	59
Additional paid-in capital	298,530	287,764
Accumulated other comprehensive income (loss)	85	(71)
Accumulated deficit	(119,405)	(117,676)
Total stockholders’ equity	179,270	170,076
Total liabilities and stockholders’ equity	$261,729	$263,184

Forward Looking Statements

This Current Report on Form 8-K, may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry and the transaction between Accuray and TomoTherapy.  Except for the historical information contained herein, the matters set forth in this Current Report on Form 8-K, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or managements’ good faith belief as of that time with respect to future events.  You should not put undue reliance on any forward-looking statements.  Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include:  the satisfaction of closing conditions for the transaction between Accuray and TomoTherapy; market conditions; the effect of the announcement of the transaction on Accuray’s and TomoTherapy’s respective businesses; the impact of any failure to complete the transaction; the risk that Accuray and TomoTherapy will not realize the anticipated benefits of the transaction; the potential inability to successfully operate or integrate TomoTherapy’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in Accuray’s and TomoTherapy’s filings with the SEC.  Please refer to the Risk Factors section of Accuray’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010, the Risk Factors set forth in TomoTherapy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Risk Factors set forth in Accuray’s Preliminary Registration Statement on Form S-4, filed with the SEC on April 7, 2011, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements.  Neither Accuray nor TomoTherapy intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

Important Additional Information

Accuray is not asking for your vote or soliciting proxies in connection with the Merger.  TomoTherapy is not asking for your vote or soliciting proxies in connection with the transaction at this time.  This Current Report on Form 8-K is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to purchase, shares of common stock of Accuray, nor does it constitute an offer to purchase, or a solicitation of an offer to sell, shares of common stock of TomoTherapy.  This Current Report on Form 8-K is not a substitute for the proxy statement that TomoTherapy will file, or the registration statement that Accuray will file, with the Securities and Exchange Commission in connection with the transaction.  Before making any voting or investment decision with respect to the transaction, investors and shareholders of TomoTherapy are urged to read the proxy statement, registration statement and the other relevant materials when they become available because they will contain important information about the transaction.  The proxy statement, registration statement and other relevant materials (when they become available), and any other documents filed by TomoTherapy or Accuray with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov; by contacting Accuray’s Investor Relations Department by email at trathjen@accuray.com, by phone at 408.789.4458, or by mail at Accuray Incorporated, 1310 Chesapeake Terrace, Sunnyvale, California 94089, USA; or  by contacting TomoTherapy’s Investor Relations Department by email at tpowell@tomotherapy.com, by phone at 608.824.2800 or by mail at  1240 Deming Way, Madison, WI 53717-1954 USA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ACCURAY INCORPORATED

	By:	/s/ Darren J. Milliken
Darren J. Milliken
Date: May 5, 2011	Senior Vice President, General Counsel & Corporate Secretary